AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 3, 2001. Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

US AIRWAYS GROUP, INC.
(Exact name of registrant as specified in its charter)

                                                               DELAWARE                    54-1194634
                                                            (State of incorporation)                      (IRS Employer Identification No.)

2345 CRYSTAL DRIVE
ARLINGTON, VIRGINIA 22227
(Address of principal executive offices, including Zip Code)

US Airways, Inc. 401(k) Savings Plan for Pilots
(Full title of the Plan)

LAWRENCE M. NAGIN, ESQ.
Executive Vice President - Corporate Affairs and General Counsel
2345 CRYSTAL DRIVE
ARLINGTON, VIRGINIA 22227
(703) 872-7000
(Name, address and telephone number, including area code, of agent for service)

COPIES TO:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK, NY 10036
Attention: ERIC L. COCHRAN, ESQ.

CALCULATION OF REGISTRATION FEE

Title of Securities                   Amount to be            Proposed Maximum           Proposed Maximum                  Amount of
to be Registered                    Registered(1)             Offering Price per Share      Aggregate Offering Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common stock, $1.00 par value      1,000,000.00            $40.8125(2)                  $40,812,500.00                   $10,203.13(3)

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1)      We are registering 1,000,000 shares pursuant to the US Airways, Inc. 401(k) Savings Plan for Pilots. Pursuant to Rule 416(c)
          under the Securities Act, this registration statement also covers, an indeterminate amount of interests to be offered or sold pursuant to the US            Airways, Inc. 401(k) Savings Plan for Pilots. Pursuant to Rule 457(h)(2) under the Securities Act, no separate registration fee is required with           respect to the plan interests being registered hereby.

(2)      Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the high and low selling prices per share of the Common           Stock on the New York Stock Exchange as of December 28, 2000.

(3)      The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0250% of $40,812,500.00, the Proposed           Maximum Aggregate Offering Price of the previously unregistered shares of common stock registered hereby.

Explanatory Note

     On February 29, 2000, pursuant to the terms of the collective bargaining agreement between US Airways, Inc. and the Air Line Pilots Association, we agreed to establish the US Airways, Inc. 401(k) Savings Plan for Pilots (the "Pilot Plan") and fund the Pilot Plan with current assets held in the US Airways, Inc. 401(k) Savings Plan as well as such future contributions the participants in the Pilot Plan shall make to the Pilot Plan in accordance with its terms. As of January 1, 2001, such assets were transferred from the US Airways, Inc. 401(k) Savings Plan to the Pilot Plan.

PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part 1 of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
            -------------------------------------------

     The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this registration statement is no longer in effect.

        (a)    Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

        (b)    Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30,                  2000 and September 30, 2000; and

        (c)    Our Current Reports on Form 8-K filed on January 13, 2000, January 19, 2000,
                February 11, 2000, February 24, 2000, February 29, 2000, March 15, 2000,
                March 24, 2000, April 11, 2000, April 19, 2000, May 2, 2000, May 9, 2000,
                May 25, 2000, May 30, 2000, June 20, 2000, July 11, 2000, July 19, 2000,
                July 26, 2000, August 10, 2000, August 17, 2000, September 12, 2000,
                October 10, 2000, October 18, 2000, November 17, 2000, December 12, 2000,
                December 21, 2000 and December 26, 2000.

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         (d)   The description of our common stock contained in our Registration Statement No.
                33-50231 on Form S-3 filed with the SEC on September 13, 1993, as amended on
                September 28, 1993.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

     US Airways Group, Inc.
     Investor Relations
     2345 Crystal Drive
     Arlington, Virginia 22227
     Telephone: (703) 872-5305

Item 4.  Description of Securities
            -------------------------

           Not Applicable.

Item 5. Interests of Named Experts and Counsel
           -----------------------------------------

           Not Applicable.

Item 6. Indemnification of Directors and Officers
            -----------------------------------------

        We are empowered by the laws of the state of Delaware, subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of US Airways Group, Inc. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Our By-laws provide for indemnification for our directors and officers to the fullest extent permitted by Delaware Law. In previous years, we have entered into indemnity agreements with our officers and several of our directors providing, in each case, for the indemnification by US Airways Group, Inc. of such individuals for all losses and related expenses (subject to certain limitations) incurred by them arising out of the discharge of their respective duties as directors and/or officers of US Airways Group, Inc.

        The foregoing statements are subject to the detailed provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws.

        Pursuant to Delaware Law, Article Eighth of the Amended and Restated Certificate of Incorporation of US Airways Group, Inc. provides that no director of shall be personally liable to US Airways Group, Inc. or its stockholders for monetary damages for any breach of his fiduciary

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duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to US Airways Group, Inc. or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) in connection with the unlawful payment of dividends or an unlawful stock purchase or redemption under Delaware Law, or (4) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed
            -------------------------------------

            Not Applicable.

Item 8. Exhibits
            -------

Exhibit
Number        Exhibit
--------        -------

  23.1          Consent of KPMG LLP, independent public accountants, with respect to the                     consolidated financial statements of US Airways Group, Inc.
  24.1          Power of Attorney (included on the signature page)

Item 9.  Undertakings
             -------------

        A.     The undersigned registrant hereby undertakes:

        (1)     to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii)      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                (iii)      to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                provided, however, that clauses A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by US Airways Group, Inc.

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                pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement;

         (2)   that for the purpose of determining any liability under the Securities Act each such post-
                effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of US Airways Group, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of US Airways Group, Inc. pursuant to the indemnification provisions summarized in Item 6 or otherwise, US Airways Group, Inc. has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by US Airways Group, Inc. of expenses incurred or paid by a director, officer, or controlling person of US Airways Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, US Airways Group, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       D.    The undersigned registrant hereby undertakes that, for purposes of conforming to the requirements of this registration statement and Item 601 of Regulation S-K, registrant will submit the plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Pilot Plan.

                                        SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia on this 3rd day of January, 2001.

                                        US AIRWAYS GROUP, INC.

                                        By: /s/ Lawrence M. Nagin
                                        Lawrence M. Nagin
                                        Executive Vice President - Corporate
                                        Affairs and General Counsel

                             POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of US Airways Group, Inc., hereby severally constitute and appoint Lawrence M. Nagin and Thomas A. Mutryn, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable US Airways Group, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name/Signature	Title	Date

/s/ Rakesh Gangwal	President, Chief Executive Officer,	January 3, 2001
Rakesh Gangwal	Director

/s/ Thomas A. Mutryn	Senior Vice President - Finance, Chief	January 3, 2001
Thomas A. Mutryn	Financial Officer

/s/ Anita P. Beier	Vice President and Controller,	January 3, 2001
Anita P. Beier	Chief Accounting Officer

/s/ Mathias J. DeVito	Director	December 20, 2000
Mathias J. DeVito

/s/ Peter M. George	Director	December 20, 2000
Peter M. George

/s/ Robert L. Johnson	Director	December 22, 2000
Robert L. Johnson

/s/ Robert LeBuhn	Director	December 21, 2000
Robert LeBuhn

/s/ John G. Medlin, Jr.	Director	December 20, 2000
John G. Medlin, Jr.

/s/ Thomas O'Brien	Director	December 21, 2000
Thomas O'Brien

/s/ Hilda Ochoa-Brillembourg	Director	December 21, 2000
Hilda Ochoa-Brillembourg

/s/ Richard B. Priory	Director	December 20, 2000
Richard B. Priory

/s/ Raymond W. Smith	Director	December 20, 2000
Raymond W. Smith

/s/ Stephen M. Wolf	Director	December 20, 2000
Stephen M. Wolf

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EXHIBIT INDEX
--------------------

Exhibit
Number
(Referenced to
Item 601(b) of
Regulation S-K)        Exhibit
----------------       ----------

  23.1                       Consent of KPMG LLP, independent public accountants, with respect to the consolidated financial statements of US Airways Group, Inc.
  24.1                       Power of Attorney (included on the signature page)